EXHIBIT 4(e)



                    Savings and Security Plan


                               of


                               the


                   Special Materials Division


                               of


                  Allegheny Ludlum Corporation


                As Amended And Restated Effective


                     First Day of July, 1987



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                        TABLE OF CONTENTS


                                                             Page

ARTICLE I       DEFINITIONS. . . . . . . . . . . . . . . .     1

Section 1.01    Account. . . . . . . . . . . . . . . . . .     1
Section 1.02    Act. . . . . . . . . . . . . . . . . . . .     1
Section 1.03    Actual Deferral Percentage . . . . . . . .     1
Section 1.04    Administrator. . . . . . . . . . . . . . .     1
Section 1.05    Affiliated Company . . . . . . . . . . . .     1
Section 1.06    Annual Addition. . . . . . . . . . . . . .     2
Section 1.07    Basic Savings. . . . . . . . . . . . . . .     2
Section 1.08    Board. . . . . . . . . . . . . . . . . . .     2
Section 1.09    Company Stock. . . . . . . . . . . . . . .     2
Section 1.10    Company Stock Fund . . . . . . . . . . . .     2
Section 1.11    Corporation Contribution . . . . . . . . .     2
Section 1.12    Compensation . . . . . . . . . . . . . . .     2
Section 1.13    Continuous Service . . . . . . . . . . . .     4
Section 1.14    Contract Fund. . . . . . . . . . . . . . .     6
Section 1.15    Corporation. . . . . . . . . . . . . . . .     6
Section 1.16    Deferred Portion . . . . . . . . . . . . .     6
Section 1.17    Deferred Salary Savings. . . . . . . . . .     6
Section 1.18    Eligible Employee. . . . . . . . . . . . .     7
Section 1.19    Eligible Salary/Wages. . . . . . . . . . .     7
Section 1.20    First Day. . . . . . . . . . . . . . . . .     8
Section 1.21    Highly Compensated Employees . . . . . . .     8
Section 1.22    Hour of Service. . . . . . . . . . . . . .     9
Section 1.23    Insurance Company. . . . . . . . . . . . .     9
Section 1.24    Lower Compensated Employee . . . . . . . .     9
Section 1.25    Matching Contribution. . . . . . . . . . .     9
Section 1.26    Month, Quarter, and Year . . . . . . . . .     9
Section 1.27    Month of Service . . . . . . . . . . . . .    10
Section 1.28    Nondeductible Savings. . . . . . . . . . .    10
Section 1.29    Participant. . . . . . . . . . . . . . . .    10
Section 1.30    Permanent Disability . . . . . . . . . . .    10
Section 1.31    Permanent Layoff . . . . . . . . . . . . .    11
Section 1.32    Plan Year. . . . . . . . . . . . . . . . .    11
Section 1.33    Reemployment Commencement Date . . . . . .    11
Section 1.34    Retirement . . . . . . . . . . . . . . . .    11
Section 1.35    Savings Part . . . . . . . . . . . . . . .    11
Section 1.36    Security Contributions . . . . . . . . . .    11
Section 1.37    Security Part. . . . . . . . . . . . . . .    11
Section 1.38    Supplemental Savings . . . . . . . . . . .    12
Section 1.39    Trustee. . . . . . . . . . . . . . . . . .    12
Section 1.40    Trust. . . . . . . . . . . . . . . . . . .    12
Section 1.41    Valuation Date . . . . . . . . . . . . . .    12
Section 1.42    Withdrawable Portion . . . . . . . . . . .    12
Section 1.43    Year Class . . . . . . . . . . . . . . . .    12
Section 1.44    Year of Continuous Service . . . . . . . .    12

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                        TABLE OF CONTENTS


                                                             Page

ARTICLE II      PARTICIPATION. . . . . . . . . . . . . . .    14

Section 2.01    Initial Participation-Security Part. . . .    14
Section 2.02    Initial Participation-Savings Part . . . .    14
Section 2.03    Re-employment. . . . . . . . . . . . . . .    14

ARTICLE III     EMPLOYEE SAVINGS . . . . . . . . . . . . .    15

Section 3.01    Basic Savings. . . . . . . . . . . . . . .    15
Section 3.02    Supplemental Savings . . . . . . . . . . .    15
Section 3.03    Change in Contribution Rate. . . . . . . .    15
Section 3.04    Discontinuation of Contributions . . . . .    15
Section 3.05    Payment to Insurance Company or Trustee. .    16
Section 3.06    Reduction of Deferred Salary Savings . . .    16
Section 3.07    Limits of Actual Deferral Percentage . . .    16
Section 3.08    Limits of Average Contribution
                  Percentage . . . . . . . . . . . . . . .    17

ARTICLE IV      COMPANY CONTRIBUTIONS. . . . . . . . . . .    19

Section 4.01    Security Contribution. . . . . . . . . . .    19
Section 4.02    Special Contribution . . . . . . . . . . .    19
Section 4.03    Matching Contribution. . . . . . . . . . .    19
Section 4.04    Payment to Insurance Company . . . . . . .    20

ARTICLE V       PLAN OPERATION . . . . . . . . . . . . . .    21

ARTICLE VI      SECURITY PART. . . . . . . . . . . . . . .    23

Section 6.01    Participants' Accounts . . . . . . . . . .    23
Section 6.02    Investment . . . . . . . . . . . . . . . .    23
Section 6.03    Vesting of Security Part . . . . . . . . .    23

ARTICLE VII     SAVINGS PART . . . . . . . . . . . . . . .    24

Section 7.01    Participants' Account. . . . . . . . . . .    24
Section 7.02    Formation of Year Class. . . . . . . . . .    24
Section 7.03    Vesting of Matching Contributions. . . . .    24
Section 7.04    Supplemental and Nondeductible Savings . .    24
Section 7.05    Vesting of Basic and Supplemental
                  Savings. . . . . . . . . . . . . . . . .    25
Section 7.06    Deferred Portion . . . . . . . . . . . . .    25
Section 7.07    Withdrawable Portion . . . . . . . . . . .    25
Section 7.08    Investment . . . . . . . . . . . . . . . .    25

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                        TABLE OF CONTENTS


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ARTICLE VIII    INVESTMENT . . . . . . . . . . . . . . . .    26

Section 8.01    Investment of Corporation Matching
                  Contributions. . . . . . . . . . . . . .    26
Section 8.02    Transfer of Investment of Matching
                  Contributions. . . . . . . . . . . . . .    26
Section 8.03    Investment of Participant
                  Contributions. . . . . . . . . . . . . .    26
Section 8.04    Transfers of Participant Contributions . .    27
Section 8.05    Special Election - Company Stock . . . . .    27
Section 8.06    Form of Elections. . . . . . . . . . . . .    26
Section 8.07    Contract Fund. . . . . . . . . . . . . . .    28
Section 8.08    Interest Income. . . . . . . . . . . . . .    28
Section 8.09    Company Stock Fund . . . . . . . . . . . .    28
Section 8.10    Dividend Income. . . . . . . . . . . . . .    28
Section 8.11    Voting of Company Stock. . . . . . . . . .    29

ARTICLE IX      WITHDRAWALS WHILE EMPLOYED . . . . . . . .    30

Section 9.01    Security Part. . . . . . . . . . . . . . .    30
Section 9.02    Withdrawable Portion . . . . . . . . . . .    30
Section 9.03    Deferred Portion After Age 59-1/2. . . . .    30
Section 9.04    Deferred Portion Prior to 59-1/2
                   Hardship Withdrawal . . . . . . . . . .    31
Section 9.05    Replacement. . . . . . . . . . . . . . . .    32
Section 9.06    Basic Savings Nondeductible Savings,
                  - and Matching Contributions Prior to
                  Vesting. . . . . . . . . . . . . . . . .    32

ARTICLE X       DISTRIBUTIONS UPON TERMINATION OF
                  EMPLOYMENT . . . . . . . . . . . . . . .    33

Section 10.01   Distributions Upon Termination of
                  -Employment by Reason of Retirement,
                  Permanent Layoff, Permanent Disability
                  or Death . . . . . . . . . . . . . . . .    33

Section 10.02   Distributions Upon Termination of
                  Employment by Reason of Resignation
                  or Discharge . . . . . . . . . . . . . .    33

Section 10.03   Transfer of Employment . . . . . . . . . .    35

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                                                             Page

ARTICLE XI      PAYMENT OF WITHDRAWALS AND
                  DISTRIBUTIONS. . . . . . . . . . . . . .    36

Section 11.01   Form of Distribution . . . . . . . . . . .    36
Section 11.02   Payment of Benefits. . . . . . . . . . . .    36
Section 11.03   Effective Date of Withdrawal
                  or Distribution. . . . . . . . . . . . .    37
Section 11.04   Application of Corporation Contributions
                  and Earnings Forfeited . . . . . . . . .    38
Section 11.05   Valuation of Company Stock Fund. . . . . .    38

ARTICLE XII     ADMINISTRATION . . . . . . . . . . . . . .    40

Section 12.01   Insurance Company and Trustee. . . . . . .    40
Section 12.02   Administrator. . . . . . . . . . . . . . .    40
Section 12.03   Liability. . . . . . . . . . . . . . . . .    41
Section 12.04   Administrative Expenses. . . . . . . . . .    41
Section 12.05   Designation of Beneficiaries in the Event
                  of Death . . . . . . . . . . . . . . . .    41
Section 12.06   Limits on Contributions. . . . . . . . . .    43
Section 12.07   Combined Limitations . . . . . . . . . . .    45

ARTICLE XIII    TOP-HEAVY RULES. . . . . . . . . . . . . .    47

Section 13.01   Purpose. . . . . . . . . . . . . . . . . .    47
Section 13.02   Definitions. . . . . . . . . . . . . . . .    47
Section 13.03   Determination of Whether Plan is
                  "Top-Heavy". . . . . . . . . . . . . . .    49
Section 13.04   Aggregation Group of Employer Plans. . . .    50
Section 13.05   Special Minimum Contribution and Minimum
                  Vesting and Compensation Limitation,
                  Becoming Operative in the Event the
                  Plan Becomes "Top-Heavy" . . . . . . . .    51
Section 13.06   Pre-"Top-Heavy" Plan Terminated
                  - Participant. . . . . . . . . . . . . .    54
Section 13.07   Special "Top-Heavy" Reduction in Combined
                  Benefit and Contribution Limitation. . .    54
Section 13.08   Termination of "Top-Heavy" Status. . . . .    54
Section 13.09   Multiple "Top-Heavy" Plans . . . . . . . .    55
Section 13.10   Effect of the Plan Becoming
                  "Super Top-Heavy". . . . . . . . . . . .    55

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                        TABLE OF CONTENTS


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ARTICLE XIV     MISCELLANEOUS. . . . . . . . . . . . . . .    56

Section 14.01   Alienation . . . . . . . . . . . . . . . .    56
Section 14.02   Extent of Participant's Rights . . . . . .    57
Section 14.03   Rollover Contributions . . . . . . . . . .    57
Section 14.04   Merger . . . . . . . . . . . . . . . . . .    58
Section 14.05   Amendment and Termination. . . . . . . . .    58
Section 14.06   Applicable Law . . . . . . . . . . . . . .    59
Section 14.07   Incapacity of Recipient of Benefits. . . .    60
Section 14.08   Merger, Consolidation or Discontinuance
                  Involving Employer . . . . . . . . . . .    60
Section 14.09   Liability of Officers and Directors of
                  the Employer . . . . . . . . . . . . . .    61
Section 14.10   Indemnification of Fiduciaries . . . . . .    61
Section 14.11   Service of Process . . . . . . . . . . . .    61



































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                            ARTICLE I

                           DEFINITIONS



          Whenever used in this Plan, unless a different meaning is

plainly required by the context:

          Section 1.01.  "Account" means, as of any Valuation Date,

the sum of a Participant's accounts under the (i) Security Part and

(ii) Savings Part.

          Section 1.02.  "Act" means the Employee Retirement Income

Security Act of 1974, as the same may be amended from time to time.

          Section 1.03.  "Actual Deferral Percentage" means, for

any group of employees, the average of the following ratios for each Eligible Employee in the group:  (1) Basic and Supplemental

Savings made by the Eligible Employee for the Plan Year, to (2) the

Eligible Employee's Compensation for the Plan Year.

          Section 1.04.  "Administrator" means the committee

established pursuant to Section 12.02.

          Section 1.05.  "Affiliated Company" means any corporation

which is a member of a controlled group of corporations with the

Corporation as defined in Section 414(b) of the Code and, for purposes of Sections 12.06 and 12.07, as modified by

Section 415(h) of the Code.


          Section 1.06.  "Annual Addition" means with respect to

any Plan Year for any Participant the sum of (i) the Corporation

Security and Matching Contributions, (ii) the Basic and

Supplemental Savings, and (iii) Nondeductible Savings made to the

Plan on behalf of the Participant for such Plan Year.

          Section 1.07.  "Basic Savings" means the payments an

Eligible Employee elects to make pursuant to Section 3.01 which may be excluded from the Eligible Employee's income for federal income tax purposes pursuant to Section 401(k) of the Code and which will be matched by a Matching Contribution.

          Section 1.08.  "Board" means the Board of Directors of

the Corporation.

          Section 1.09.  "Company Stock" means common stock, $0.10

par value of the Corporation.

          Section 1.10.  "Company Stock Fund" means a fund

comprised of Company Stock.

          Section 1.11.  "Corporation Contributions" means the

amount the Company will pay into the Plan pursuant to Article IV.

          Section 1.12.  "Compensation" shall mean a Participant's

earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:


          (a)  Employer contributions to a plan of deferred

compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer


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contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          (b)  Amounts realized from the exercise of a nonqualified

stock option, or when restricted stock (or property) held by the

Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c)  Amounts realized from the sale, exchange or other

disposition of stock acquired under a qualified stock option; and

          (d)  Other amounts which received special tax benefits,

or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).



For purposes of this Subsection 1.12, Compensation for a limitation year is the compensation actually paid or includible in gross income during such year.

          Section 1.13.  "Continuous Service" means employment with

the Corporation or an Affiliated Company calculated from the

Eligible Employee's most recent employment commencement date to his break in continuous service in accordance with the following provisions:



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          (a)  An Eligible Employee's employment commencement date

shall be the first date of which he performs an Hour of Service for the Corporation or an Affiliated Company.

          (b)  An Eligible Employee shall incur a 1-year break in

continuous service upon the completion of a 12-consecutive month period beginning on the date on which he incurs a break in

continuous service as provided in (g) of this Section 1.13 during which period the Eligible Employee did not perform an Hour of

Service; provided, however, in the case of any Eligible Employee who is absent from work for maternity or paternity reasons, the

12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in

Service.  For purposes of the previous sentence, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Eligible Employee, (ii) by reason of the birth of a child of the Eligible Employee, (iii) by reason of the placement of a child with the Eligible Employee in connection with the adoption of such child by such Eligible Employee, or

(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          (c)  There shall be no deduction for any time lost which

does not constitute a break in continuous service.

          (d)  For purposes of calculating continuous service, the

term "layoff" shall mean discontinuance of active employment with the Corporation which, at the time of discontinuance, is considered to be temporary rather than permanent.



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          (e)  Continuous service shall not be considered broken

for any Eligible Employee who has entered the military, naval or merchant marine service of the United States if such employee complies with the requirements of reemployment laws applicable to him and is reemployed.



          (f)  Notwithstanding any other provision in (g) of this

Section 1.13, an Eligible Employee shall not be deemed to incur a break in continuous service until the expiration of the 12-

consecutive month period following the date the Eligible Employee was first absent from work for any reason other than retirement,

quit or discharge, during which he did not perform an Hour of

Service for the Corporation.

          (g)  An Eligible Employee who incurs a break in

continuous service on account of Retirement, quit or discharge and who thereafter performs an Hour of Service with the Corporation within the 12-consecutive month period following his break, shall receive credit for the period of severance between the break and performance of an Hour of Service for the purpose of eligibility and vesting under the Plan.

          (h)  If a Participant has five consecutive one-year

breaks in continuous service, all service after such breaks shall be disregarded for the purpose of vesting the Security

Contributions accrued prior to such breaks in continuous service.

Such Participant's pre-break continuous service shall count in vesting the post-break Security Contributions only if either

(i) such Participant has any nonforfeitable interest in his Company



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Contributions at the time his break in continuous service commences or (ii) upon returning to service with the Corporation, the number of consecutive one-year breaks in continuous service is less than the number of years of continuous service.

          Section 1.14.  "Contract Fund" means the fund provided

for in Section 8.07.

          Section 1.15.  "Corporation" means Allegheny Ludlum Steel

Corporation and any corporation which shall be its successor.

          Section 1.16.  "Deferred Portion" means, as of any

Valuation Date, the then current value of (i) the Participant's

Basic Savings to the extent the Year Class to which they are allocated has become vested and (ii) the Participant Supplemental

Savings.

          Section 1.17.  "Deferred Salary Savings" means the total

of a Participant's Basic Savings and Supplemental Savings excluded from the Eligible Employee's income for federal income tax purposes pursuant to Section 401(k) of the Code.

          Section 1.18.  "Eligible Employee" means any person who

is employed by the Special Materials Division of the Corporation

and who meets all of the following conditions:

          (a)(i)    for an initial determination of eligibility,

the employee completes one thousand (1,000) Hours of Service during the 12 month period beginning on the employee's employment

commencement date as set forth in Section 1.11(a); and



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          (a)(ii)   for any period following an initial

determination of eligibility, the employee completes one thousand

(1,000) Hours of Service in each computation period, which shall be the Plan Year, provided, if an employee is credited with one thousand (1,000) Hours of Service under (a)(i) and with one

thousand Hours of Service in the Plan Year which includes the first anniversary of the employee's employment commencement date, the employee will be credited with two Years of Service for eligibility to participate;

          (b)  An employee who is not in a unit of employees

covered by a collective bargaining agreement, unless such agreement provides for the application of the Plan to the employees in such unit and does not provide for Supplemental Unemployment Benefits,

or similar benefits.

          Section 1.19.  "Eligible Salary/Wages" means wages and/or

regular base salary, prior to any reduction for Basic Savings And

Supplemental Savings, during such periods as the employee is eligible to participate in the Plan.  The term shall not include commissions, shift differential, overtime, additional compensation or other incentive payments, bonuses, extended work week or other premiums, or any other special payments, fees or allowances but shall include Vacation Pay for time taken off from work, Jury Duty

Pay and Holiday Allowances.

          Section 1.20.  "First Day" means the beginning of the

first payroll period beginning in the month or quarter or year to which reference is made.




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          Section 1.21.  "Highly Compensated Employee" means any

Eligible Employee who:

               (i)  is at any time a 5% owner of the Company (as

                    defined for top heavy plan);



              (ii)  receives compensation from the Company in

                    excess of $75,000;


             (iii)  receives compensation from the Company in

                    excess of $50,000 and is among the most highly

                    compensated 20% of Employees during such year;

                    or



              (iv)  is an officer of the Company and receives

                    compensation for the year greater than

                    $45,000.



          In addition, a former Employee will be treated as a

          Highly Compensated Employee if such person was a Highly

          Compensated Employee at the time of separating from

          service or was a Highly Compensated Employee at any time

          after attaining age 55, provided, however:



               (1)  If for any year no officer receives

                    compensation in excess of $45,000, the highest

                    paid officer of the employer is treated as a

                    highly compensated employee.



               (2)  No more than 50 employees (or if less, the

                    greater of 3 employees or 10% of all

                    employees) will be treated as officers.



               (3)  If any individual is a family member (i.e.,

                    spouse and lineal ascendants or descendants

                    and their spouse) of a 5% owner or one of the

                    10 most highly compensated employees for the

                    year, such individual is not considered as a

                    separate employee and any compensation paid to

                    such individual (and plan contributions or

                    benefits on behalf of such individual) are

                    treated as if paid to the 5% owner or highly

                    compensated employee.



               (4)  An Employee described under category (ii),

                    (iii) or (iv) for any year shall be treated as

                    highly compensated for that year only if such

                    employee either was described in category

                    (ii), (iii) or (iv) for the preceding year, or

                    is a member of the group consisting of the 100



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                    most highly compensated employees for the

                    current year.



          Section 1.22.  "Hour of Service" means an hour for which

an employee is paid, or entitled to payment, for the performance of duties.  Hours of Service hereunder shall be calculated and

credited in accordance with 29 C.F.R. Section 2530.200b, which is incorporated herein by this reference.

          Section 1.23.  "Insurance Company" shall mean any

insurance carrier authorized to do business in any state or the

District of Columbia.

          Section 1.24.  "Lower Compensated Employee" means any

Eligible Employee who is not a Higher Compensated Employee.

          Section 1.25.  "Matching Contribution" means

contributions made by the Corporation pursuant to Section 4.03 to match Participant Basic Savings.

          Section 1.26.  "Month, Quarter and Year" means, for the

purposes of determining eligibility to participate and of

computing savings in accordance with Section 3.01 and Corporation

Contributions in accordance with Article IV, as to each employee that period which includes all payroll paid periods ending in the calendar month or calendar quarter or calendar year to which reference is made, and for such purposes shall be considered to run from the beginning of the first payroll paid period which ends in such calendar period to the end of the last payroll paid period ending in such calendar period.  For all other purposes it means the calendar month or calendar quarter or calendar year to which reference is made.



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          Section 1.27.  "Month of Service" means a calendar month

in which an Eligible Employee is credited with an Hour of Service.

          Section 1.28.  "Nondeductible Savings" means

nondeductible Participant contributions resulting from an

Adjustment in Basic or Supplemental Savings by the Administrator

pursuant to Section 3.05.

          Section 1.29.  "Participant" means an Eligible Employee

who is participating in the Plan.

          Section 1.30.  "Permanent Disability" means disability by

bodily injury or disease, either occupational or non-occupational in cause, preventing the employee, on the basis of medical evidence satisfactory to the Administrator, from engaging in any occupation or employment with the Corporation or an Affiliated Company.

          Section 1.31.  "Permanent Layoff" means any involuntary

termination of employment (other than by reason of discharge for cause, death, or Retirement).

          Section 1.32.  "Plan Year" means the twelve (12) month

period ending December 31.

          Section 1.33.  "Reemployment Commencement Date" means the

date following an Eligible Employee's re-employment after a one--

year break in Continuous Service on which the Eligible Employee first completes an Hour of Service.

          Section 1.34.  "Retirement" means (i) termination of

employment with a pension under the provisions of a retirement or



                            - 10 -

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pension plan of the Corporation or Affiliated Company which the participant has a right to commence receiving immediately following his termination of employment, (ii) termination of employment following attainment of age fifty-five (55) and completion of at least fifteen (15) years of continuous service, or

(iii) termination of employment following attainment of age

sixty-five (65).

          Section 1.35.  "Savings Part" means the part of the Plan

to which Basic Savings and Supplemental Savings and the earnings thereon are credited.

          Section 1.36.  "Security Contributions" means

contributions made by the Corporation pursuant to Section 4.01.

          Section 1.37.  "Security Part" means the part of the Plan

to which Security Contributions, and the one-time special

contribution made pursuant to Section 4.02 and the earnings thereon are credited.

          Section 1.38.  "Supplemental Savings" means the payments

an Eligible Employee elects to make pursuant to Section 3.02 which may be excluded from the Eligible Employee's income pursuant to

Section 401(k) of the Code.

          Section 1.39.  "Trustee" shall mean the Trustee appointed

by the Board of Directors of the Corporation.

          Section 1.40.  "Trust" shall mean Company Stock and such

other assets as may from time to time be designated as Trust assets by the Company and held by the Trustee pursuant to the Plan.



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



          Section 1.41.  "Valuation Date" means the last date of

each calendar month or calendar quarter on which the Administrator causes the fair market value of the assets comprising the Contract

Fund to be determined.

          Section 1.42.  "Withdrawable Portion" means, as of any

Valuation Date, the then current value of the Matching Contribution after the Year Class to which they are allocated has become vested pursuant to Article VII.

          Section 1.43.  "Year Class" means an annual period

beginning on January 1 and ending on December 31, inclusive.

          Section 1.44.  "Year of Continuous Service" means the

Participant's-period of Continuous Service in months divided by twelve (12) and fractional years of Continuous Service shall be disregarded.

                           ARTICLE II

                          PARTICIPATION



          Section 2.01.  Initial Participation - Security Part.

Each Eligible Employee shall commence participation in the Security

Part of the Plan on the latest of (i) the date he first completes an Hour of Service for the Corporation, (ii) the date he became an

Eligible Employee, and (iii) July 1, 1985.

          Section 2.02.  Initial Participation - Savings Part.

Each Eligible Employee shall commence participation in the Savings

Part of the Plan on the latest of (i) the date he completes six (6)

months of Continuous Service, (ii) the date he became an Eligible

Employee and (iii) the First Day of July, 1985.

          Section 2.03.  Re-employment.  An Eligible Employee who

is re-employed following a one-year break in continuous service and who had completed six (6) months of Continuous Service or more during any previous period of employment shall begin participating in the Security Part and the Savings part as of the employee's

Re-employment Commencement Date.

                          ARTICLE III

                        EMPLOYEE Savings



          Section 3.01.  Basic Savings.  Beginning the First Day of

July, 1985, an Eligible Employee may defer and designate as his

Basic Savings not less than two percent (2%) nor more than four percent (4%) of his Eligible Salary/Wages (in whole percentages).

The Corporation shall deduct such Basic Savings from the

Participant's compensation and credit them to the Savings Part of the Plan.  Such Basic Savings shall be matched by Corporation

Contributions pursuant to Section 4.03.

          Section 3.02.  Supplemental Savings.  Beginning the First

Day of July, 1985, an Eligible Employee may defer and designate as his Supplemental Savings not less than one percent (1%) nor more than six percent (6%) of his Eligible Salary/Wages (in whole percentages).  The Corporation shall deduct such Supplemental

Savings from the Participant's compensation and credit them to the

Savings Part of the Plan.  Savings shall not in any manner be matched with Corporation Contributions.

          Section 3.03.  Canna in Contribution Rate.  A Participant

may upon no less than thirty (30) days prior written notice,

effective with the First Day of January or July next following timely receipt thereof, elect to increase or decrease the

percentage of his Basic savings and Supplemental Savings to any percentage permitted by Sections 3.01 and 3.02.

          Section 3.04.  Discontinuation of Contributions.  A

Participant may, effective with the First Day of any subsequent

Month, discontinue his Basic Savings or his Supplemental Savings or both in which event he may not elect to re-commence such

contributions until the First Day of the next Year subsequent to the Month during which he discontinued contributions or any Month subsequent thereto.

          Section 3.05.  Payment to Insurance Company or Trustee.

Basic and Supplemental Savings for any month will be paid by the

Corporation to the Insurance Company or the Trustee as soon as practical to be held in the Savings Part of the Plan.

          Section 3.06.  Reduction of Deferred Salary Saving.  In

the event that it is determined for any Plan Year that the Actual

Deferral Percentage for the Higher Compensated Employees exceeds or may be reasonably expected to exceed the limits set forth in

Section 3.07 below, then, as of any calendar quarter or quarters of said Plan Year the Basic Savings and/or Supplemental Savings of the

Higher Compensated Employees shall be equitably reduced in a manner to be determined by the Administrator, so that said limits are satisfied.  The amount of any such reduction may, at the

Committee's discretion, be converted to Nondeductible Savings.

Nondeductible Savings shall be credited to the Savings Part of the

Plan.

          Section 3.07.  Limits of Actual Deferral Percentage.  For

any Plan Year, the Actual Deferral Percentage for Highly

Compensated Employees may not exceed the greater of (a) or

(b) below:

          (a)  One hundred twenty-five percent (125%) of the Actual

Deferral Percentage for Lower Compensated Employees.

(b) Two hundred percent (200%) of the Actual Deferral Percentage for Lower Compensated Employees; provided, however, that the Actual

Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for Lower Compensated Employees by

more than two (2) percentage points.

          Section 3.08.  Limits on Average Contribution Percentage.

For any Plan Year, the average contribution percentage for Highly

Compensated Employees may not exceed the greater of (a) or

(b) below:

          (a)  One hundred twenty-five percent (125%) of the

average contribution percentage for Lower Compensated Employees.

          (b)  Two hundred percent (200%) of the average

contribution percentage for Lower Compensated Employees; provided,

however, that the average contribution percentage for Highly

Compensated Employees may not exceed the average contribution percentage for Lower Compensated Employees by more than two (2)

percentage points.

          For the purpose of this Section, the average contribution

percentage shall be the average of the ratios, computed separately,

for each Eligible Employee in the Group of Matching Contributions

made on behalf of the Eligible Employee or the Eligible Employee's

Compensation; provided, however, pursuant to regulations issued by the Secretary of the Treasury, the Administrator may include other amounts in calculating such ratios.

                            ARTICLE IV

                      COMPANY CONTRIBUTIONS



          Section 4.01.  Security Contribution.  The Corporation

shall for each month contribute on behalf of each Participant

(whether or not the Participant is making Basic Savings

contributions) a Security Contribution equal to five percent (5%)

of the Participant's Eligible Salary/Wages for such time period.

The Security Contribution shall be credited to the Security Part of the Plan.

          Section 4.02.  Special Contribution.  The Corporation

shall make a one-time contribution on behalf of each Participant based upon a Participant's Years of Continuous Service as of

July 1, 1985.  The amount of each Participant's contribution shall be equal to five percent (5%) of the Participant's Eligible

Salary/Wages from date of hire.

          The special one-time contribution shall be made as soon

as practical after July 1, 1985 and shall be credited to the

Security Part of the Plan.

          Section 4.03.  Matching Contribution.  Beginning the

First Day of July, 1985, the Corporation shall, for each month,

contribute on behalf of each Participant making Basic Contributions a Matching Contribution equal to fifty percent (50%) of the

Participant's Basic Savings for such month.  The Matching

Contribution shall be credited to the Savings Part of the Plan.

          Section 4.04.  Payment to Insurance Company.  Security

Contributions for any month and the special one-time contribution will be invested in the Contract Fund as soon as practical to be held in the Security Part of the Plan.  Matching Contributions made before July 1, 1987 for any month will be invested in the Contract

Fund to be held in the Savings Part of the Plan.

                            ARTICLE V

                         PLAN OPERATION



          The benefits under the Plan are provided by the

contributions of both the Participant and the Corporation.  Basic

Savings and related Matching Contributions, Supplemental Savings and Nondeductible Savings, if any, shall be credited to the Savings

Part (Article VII) and invested in accordance with Article VIII.

Security Contributions by the Corporation and the special one-time contribution made pursuant to Section 4.02 will be credited to the

Security Part (Article VI) and invested in accordance with

Section 6.02.  The Administrator shall maintain a separate Account for each Participant to record, separately, a Participant's

interest in the Savings Part and the Security Part and, within each

Part, the Administrator shall separately account for, respectively,

the Participant's Basic Savings and Supplemental Savings, Matching

Contributions and Nondeductible Savings and the Participant's

Security Contributions and special one time contribution.  From such accounting, the Administrator shall determine the

Participant's Withdrawable Portion.  At least as often as the last day of the Plan Year, the Administrator shall cause the fair market value of the assets comprising the Contract Fund and the Company

Stock Fund, separately to be determined and shall, as of that date,

allocate the gains and/or losses or dividends thereof between and among the Accounts of Participants within such investment funds in the ratios that each Participant's Account invested in such investment fund bears to the Accounts invested in such investment fund of all Participants under the Plan.  Upon such allocation, the

Administrator shall apportion the gain or loss so allocated between or among the accounting for a Participant's separate class of contributions in the ratio that the value of each such class of contributions bears to the value of his Account.  The Administrator shall account for amounts in the Company Stock Fund in whole and fractional shares of common stock.

          In addition to the appointment of the Administrator as

provided in Section 12.02, the Board may appoint from time to time

(and, thereafter, may remove) an Investment Manager which shall have such powers and duties as shall be delegated to the Investment

Manager from time to time.

                           ARTICLE VI

                          SECURITY PART



          Section 6.01.  Participants' Accounts.  An account shall

be established under the Security Part for each Participant.  The

Corporation's Security Contributions and the special one-time contribution made pursuant to Section 4.02 shall be credited to such account.

          Section 6.02.  Investment.  The monies comprising the

Security Part shall be invested by an Insurance Company in the

Contract Fund.

          Section 6.03.  Vesting of Security Part.  A Participant's

interest in his account under the Security Part shall become one hundred percent (100%) vested and nonforfeitable upon the earlier of a Participant's attaining age 65 or the Participant's completion of five (5) Years of Continuous Service.

                           ARTICLE VII

                          SAVINGS PART



          Section 7.01.  Participants' Account.  An account shall

be established for each Participant electing to make Basic Savings contributions to the Plan.  The Participant's Basic Savings,

Supplemental Savings and Nondeductible Savings, if any, together with the Corporation's Matching Contributions shall be credited to such account.

          Section 7.02.  Formation of Year Class.  Separate Year

Classes shall be formed under the Plan for Basic Savings and

Matching Contributions made for each Plan Year.

          Section 7.03.  Vesting of Matching Contributions.  The

Matching Contributions and related earnings with respect to each

Year Class shall vest in the Participant three years after the end of the year of such Year Class, except to the extent previously forfeited under provisions of Section 10.02.  Notwithstanding the foregoing, the Matching Contribution shall vest in any Participant upon the earlier of (i) his attainment of age fifty-five (55) and completion of fifteen (15) years of Continuous Service and (ii) his attainment of age sixty-five (65).

          Section 7.04.  Supplemental and Nondeductible Savings.

All Supplemental Savings shall become part of the Deferred Portion of the Savings Part as soon as they are credited to the Savings

Part. All nonmatched Nondeductible Savings shall become part of the Withdrawable Portion of the Savings Part as soon as they are credited to the Savings Part.

          Section 7.05.  Vesting of Basic and Supplemental Savings.

A Participant shall at all times have a one hundred present (100%)

vested and nonforfeitable interest in his Basic Savings, his

Supplemental Savings and his Nondeductible Savings and the earnings thereon.

          Section 7.06.  Deferred Portion.  As each Year Class

becomes vested, the Basic Savings and earnings thereon shall become part of the Deferred Portion of the Savings Part.

          Section 7.07.  Withdrawable Portion.  As each Year Class

becomes vested, the Matching Contributions and earnings and any matched Nondeductible Savings and earnings thereon shall become part of the Withdrawable Portion of the Savings Part.

          Section 7.08.  Investment.  The Savings Part shall be

invested in accordance with Article VIII.

                          ARTICLE VIII

                           INVESTMENT


          Section 8.01.  Investment of Corporation Matching

Contributions.  All Matching Contributions made by the Corporation on or after July 1, 1987 shall be invested in the Company Stock

Fund.  Matching Contributions made by the Corporation prior to

July 1, 1987, shall, subject to Section 8.02, be invested in the

Contract Fund.

          Section 8.02.  Transfer of Investment of Matching

Contributions.  Upon thirty (30) days prior written notice, a

Participant may direct that amounts credited to his or her account as Matching Contributions and invested in the Contract Fund

together with earnings thereon, may be transferred, in increments of fifty percent (50%), from the Contract Fund to the Company Stock

Fund effective the subsequent July 1.  Amounts credited to a

Participant's account as Matching Contributions and invested in the

Company Stock Fund, together with earnings thereon, may not be transferred except as provided in Section 8.05.

          Section 8.03.  Investment of Participant Contributions.

Participant Contributions made prior to the effective date of any election permitted under this Section shall, subject to

Section 8.04, be invested in the Contract Fund.  In addition,

effective July 1, 1987 or such later date as may be set by the

Administrator for administrative and securities laws reasons, and each subsequent July 1, a Participant may, upon no less than thirty

(30) days prior written notice, elect to have Participant

Contributions made after the effective date of such election invested, in increments of fifty percent (50%), in the Contract

Fund, the Company Stock Fund or a combination of the Contract Fund and the Company Stock Fund.  In the event any such election is not deemed effective for any period, Participant Contributions made during such period shall be invested in the Contract Fund.

          Section 8.04.  Transfers of Participant Contributions.

Effective July 1, 1987, or such later date as may be set by the

Administrator for administrative and securities laws reasons, and each subsequent July 1, a Participant may, upon no less than thirty

(30) days prior written notice, direct that Participant

Contributions credited to his or her account, together with

earnings thereon, be transferred, in increments of 50%, from any investment fund to any other investment fund.

          Section 8.05.  Special Election - Company Stock.  A

Participant who has attained an age or combination of age and service which, upon the completion of an additional five (5) years of service and/or attainment of an additional five (5) years of age, would entitle him or her to retirement under the Plan, may,

upon thirty (30) days written notice and effective the

subsequent July 1, direct that a number of shares held in the

Company Stock Fund, in increments of 50%, be sold and the proceeds valued as set forth in Section 11.05 be invested in the Contract Fund.

          Section 8.06.  Form of Elections.  Any election under the

Plan shall be in writing and on a form approved for such purpose by the administrator.  Such election, once properly made, shall remain in effect until revoked, in writing, by the Participant.

          Section 8.07.  Contract Fund.  A Contract Fund is a fund

invested with an Insurance Company under an agreement which shall contain provisions that the Insurance Company will guarantee repayment in full of such amounts deposited with the Insurance

Company plus interest at a fixed minimum rate for a specified period.

          Section 8.08.  Interest Income.  Interest received on the

Contract Fund shall be reinvested in the Contract Fund.

          Section 8.09.  Company Stock Fund.  The Company Stock

Fund is a fund invested in Company Stock and held by the Trustee without guaranteed return and valued as set forth in Section 11.05.

          Section 8.10.  Dividend Income.  Dividends paid on shares

held in the Company Stock Fund shall be reinvested in Company Stock and shall be credited to Accounts of each Participant as of a given

Valuation Date in the same proportion that their respective

interest in the Company Stock Fund as of the preceding Valuation

Date bears to the interests of all Participants in the Company

Stock Fund as of the preceding Valuation Date.

          Section 8.11.  Voting of Company Stock.  The Trustee

shall have the right to exercise all rights relating to Company

Stock held in the Company Stock Fund.  However, each Participant shall have the right to direct the Trustee concerning the manner of exercise of voting and other rights pertaining to whole shares of

Company Stock, vested and unvested, allocated to his account.  The

Administrator shall set uniform procedures for securing directions of Participant's under this Subsection.

                           ARTICLE IX

                   WITHDRAWALS WHILE EMPLOYED



          Section 9.01.  Security Part.  In no event may a

Participant withdraw all or any part of his amount in the Security

Part while still in the employ of the Corporation or an Affiliated

Company.

          Section 9.02.  Withdrawable Portion.  A Participant may

withdraw all or any part of his Withdrawable Portion of the Savings

Part, but in no event less than two hundred fifty dollars ($250)

from any Fund (if his total interest in such Withdrawable Portion is less than two hundred fifty dollars ($250), he may withdraw the total); furthermore, if after a withdrawal from the Withdrawable

Portion his remaining interest in such portion would be less than two hundred fifty dollars ($250), he must withdraw the total.

          Section 9.03.  Deferred Portion After Age 59-1/2.  A

Participant who is age fifty-nine and one-half (59-1/2) or older may withdraw all or any part of his Deferred Portion of the Savings

Part, but in no event less than two hundred fifty dollars ($250)

(if his total interest in such Deferred Portion is less than two hundred fifty dollars ($250), he may withdraw the total);

furthermore, if after a withdrawal from the Deferred Portion his remaining interest in such portion would be less than two hundred fifty dollars ($250) he must withdraw the total.

          Section 9.04.  Deferred Portion Prior to 59-1/2 -Hardship

Withdrawal.  Notwithstanding Section 9.03, at the discretion of the

Administrator, a Participant who has not attained age fifty-nine and one-half (59-1/2) may, upon written request, be permitted to withdraw all or any part of his Deferred Portion of the Savings

Part in the event of financial hardship; provided, however, that a

Participant may withdraw no more of his Deferred Portion than is

(i) necessary to meet the immediate financial needs created by the hardship; and (ii) not reasonably available from other resources of the Participant.  Such a withdrawal is to be permitted only if it is coincident with or following a complete withdrawal of the

Participant's Withdrawable Portion of the Savings Part.

          For purposes of this Section 9.04, the term "hardship"

shall mean circumstances such that the Participant is confronted with immediate and heavy financial needs.  The interpretation of the term "hardship" shall be interpreted in a manner consistent with Section 401(k) of the Code and the regulations provided thereunder.

          The Administrator shall establish a uniform and non-

discriminatory policy for reviewing Participant applications for withdrawals under this Section 9.04.

          Section 9.05.  Replacement.  A Participant may not

replace any amounts withdrawn under Sections 9.02, 9.03 or 9.04.

          Section 9.06.  Basic Savings, Nondeductible Savings, and

Matching Contributions Prior to Vesting. A Participant may not withdraw his Basic or Nondeductible Savings or Matching

Contributions allocated to an unvested Year Class prior to such time as the Year Class becomes vested.

                            ARTICLE X

          DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT



          Section 10.01.  Distributions Upon Termination of

EmPloyment by Reason of Retirement, Permanent Disability Permanent

LaYoff, or Death.  A Participant whose employment terminates by reason of Retirement, Permanent Disability, Permanent Layoff, or

death shall receive, as a distribution without election or other action on his part, the current value of the Participant's interest in the Contract Fund and the Company Stock Fund and all uninvested cash then held in his account under the Security Part and the

Savings Part, for all Year Classes, notwithstanding any vesting provisions.  Payment shall be made in a single sum within one taxable year of the recipient at the discretion of the

Administrator; provided, however, that if at least thirty (30) days prior to the Retirement of a Participant he shall have irrevocably elected to have payment made in the taxable year following the year in which he shall have retired, then payment shall be made to him as early as practical in such taxable year.

          Section 10.02.  Distributions Upon Termination of

Employment by Reason of Resignation or Discharge.  (a)  A

Participant whose employment terminates by reason of resignation or discharge shall receive as a distribution, without election or other action on his part, the current value of the Participant's interest in the Contract Fund and the Company Stock Fund, and all uninvested cash then held in his account under the Savings Fund representing (i) his Basic Savings, Supplemental Savings and related earnings for all Year Classes, and (ii) Matching

Contributions and earnings thereon, for such Year Classes as shall have become vested by the date of termination and, if he has completed at least five (5) Years of Continuous Service on his date of termination, the current value allocated to his account under the Security Part.  Matching and Security Contributions and

earnings thereon which have not become vested shall be forfeited and used to reduce future Corporation Contributions to the Plan;

provided, however, Matching Contributions shall not be deemed forfeited by a Participant unless or until such Participant incurs five (5) consecutive one-year Breaks in Service; and

(b) notwithstanding any provision of this Plan to the contrary, if the present value of a Participant's accrued benefits (both from

Employer and Employee contributions) is in excess of $3,500

distributions of such benefits shall not commence prior to the earliest retirement age unless (i) the Participant has consented in writing or (ii) the distribution is by reason of the Participant's death.

          Section 10.03.  Transfer of Employment.  A Participant

will not be deemed to have a termination of employment for the purposes of Sections 10.01 and 10.02 as long as he is an employee of the Corporation or an Affiliated Company.

                           ARTICLE XI

            PAYMENT OF WITHDRAWALS AND DISTRIBUTIONS



          Section 11.01.  Form of Distribution.  Upon withdrawal or

distribution from the Contract Fund, the Participant shall be paid in cash.  The amount shall be determined as of the Valuation Date coinciding with or next preceding the date of payment.  Upon withdrawal or distribution from the Company Stock Fund, the

distribution or withdrawal shall be paid in the form of, at the election of the Participant, either cash representing the then value of shares of Company Stock as determined under Section 11.05 credited to his Account or a certificate representing the number of whole shares of Company Stock credited to his or her Account together with an amount of cash representing the fair market value for any fractional shares of Company Stock credited to his Account.

          Section 11.02.  Payment of Benefits.  Notwithstanding any

other provision of the Plan, unless the Participant elects

otherwise, pursuant to Section 10.02:

          (a)  payment of benefits under the Plan shall be made not

later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the following events occurs:

          (1)  The date on which the participant attains age

     sixty-five (65);

          (2)  The tenth (1Oth) anniversary of the year in

     which the Participant commenced participation in the

     Plan; or

          (3)  The date on which the Participant terminates

     his employment.

          (b)  provided, however, the value of the Account of a

five percent owner as described in Section 416(i) of the Code determined with respect to the Plan Year ending in the calendar year in which such Participant attains age seventy and one-half (70

1/2) must be distributed no later than the first day of

April following the calendar year in which such five percent owner attains age seventy and one-half (70 1/2).  Distribution to a

Participant other than a five percent owner must be made no later than the first day of April following the calendar year in which such Participant attains age seventy and one-half (70 1/2) or retires, whichever is later.

          Section 11.03.  Effective Date of Withdrawal or

Distribution.  The effective date of any withdrawal or distribution shall be (i) in the case of a withdrawal while still employed, the date specified in a written notice of withdrawal presented to the

Administrator; but not earlier than the date such notice is

received by the Insurance Company or the Trustee, or (ii) in the

case of termination of employment, the date of such termination.

Subject to the provisions of Section 11.02,

payment shall be made as soon as practicable after the effective date of withdrawal or distribution, as the case may be.

          Section 11.04.  Application of Corporation Contributions

and Earnings Forfeited.  Corporation contributions and earnings thereon that have been forfeited in accordance with the provisions of Section 10.02 shall be applied to reduce any subsequent Matching or Security Contributions required under the Plan, or, if the Plan shall be terminated, any amount not previously so applied shall be credited totally to the Accounts of all Participants at the time of such termination.

          Section 11.05.  Valuation of Company Stock Fund.  For the

purposes of determining the value of Company Stock in respect to any investment in the Company Stock Fund, shall be determined as of each Valuation Date and the value of such shares allocated to

Participant Accounts adjusted appropriately and the number of additional shares to be credited to the Accounts of each

Participant in the Company Stock Fund (i) in respect of dividends received since the immediately preceding Valuation Date shall be the number of shares purchased with such dividends multiplied by a fraction, the numerator of which is the numbers of whole and fractional shares credited to the Participant's Account as of the immediately preceding Valuation Date and the denominator is the aggregate number of shares held in the Company Stock Fund as of the immediately preceding Valuation Date and (ii) in respect of

additional contributions made during the period, shall be the number of shares equal to the amount contributed divided by the value of such shares determined under this Section as of that

Valuation Date.  For the purposes of determining the value of

Company Stock in respect to any investment in the Company Stock

Fund, transfer to or from the Company Stock Fund or withdrawal or distribution from the Company Stock Fund, Company Stock shall be valued as the net amount actually paid or received by the Trustee upon the purchase or sale of the shares of Company Stock, after payment of reasonable expenses, including brokerage commissions,

attributable to such transaction; provided, however, the Trustee may be directed to offset the number of shares, in whole or in part, otherwise to be sold in the aggregate of such transactions against the number of shares, in whole or in part, which would otherwise be purchased in respect to the aggregate of such

transactions, and, in such event, the shares so offset will be valued at the trading price of Company Stock on the date of such offset and no brokerage commission shall be charged.  In the event that all shares to be purchased or sold in respect to such events may not be sold, purchased or offset at a single time or on a single trading date, all shares of Company Stock comprising such transactions shall be valued at the weighed average of the net amount realized or paid upon all such sales, purchases and/or offsets.

                           ARTICLE XII

                         ADMINISTRATION



          Section 12.0d.  Insurance Company and Trustee.  The

Corporation shall enter into a Contract with an Insurance Company for the investment Plan assets in the Contract Fund and shall appoint a Trustee and enter into an agreement of Trust with the

Trustee for the investment of Plan Assets in the Company Stock

Fund.  In addition, the Company may from time to time designate that the Contract Fund shall be an asset of the Trust to be held by the Trustee pursuant to the Trust Agreement.

          Section 12.02.  Administrator.  The Administrator of the

Plan shall be a committee appointed by the Board.  The

Administrator shall be the named fiduciary with respect to

administration of the Plan and shall have such additional fiduciary responsibilities as the Board shall delegate to it from time to time.  The Administrator shall adopt a claim and claims review procedure and such other administrative regulations as it shall deem necessary or proper for the efficient administration of the

Plan.  The Administrator shall have full power and authority to construe, interpret and administer the Plan.  Subject to the claims review procedure, decisions of the Administrator shall be final and binding upon the Corporation and their employees to the extent permitted by law.

          Section 12.03.  Liability.  No member of the

Administrator shall be liable for any loss other than that specifically provided for under the standards applicable to fiduciaries as contained in the Act.  No member shall be personally liable upon, or with respect to, any agreement, act, transaction or omission executed, committed or suffered to be committed by himself as a member of the Administrator or by any other member, agent or representative of the Administrator, except as specifically

provided in Title I of the Act.  The Administrator, and any member and agent thereof, shall be fully protected in relying upon the advice of any legal counsel, physician or other expert retained by the Administrator or the Corporation.  Other than the bonding requirement under Section 412 of the Act, no bond or other security shall be required of any member of the Administrator in any

jurisdiction.

          Section 12.04.  Administrative Expenses.  Except as

otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the

Administrator, shall be paid by the Corporation.

          Section 12.05.  Designation of Beneficiaries in the Event

of Death.  Upon the death of a Participant, the value of the assets in his Account shall be distributed to the beneficiary or

beneficiaries designated.  A Participant shall designate his beneficiary upon becoming a Participant and may change such

designation at any time by filing a written designation with the

Administrator.  Any designation of a beneficiary other than the

Participant's spouse shall not be effective unless the spouse consents in writing. The spouse's consent must be witnessed by a representative of the Administrator or a notary public.

Notwithstanding this requirement, if the Participant establishes to the satisfaction of the Administrator that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the written consent of the Participant will be deemed sufficient.  A consent will be valid only with respect to the spouse who signs the consent or, in the event of a deemed consent,

the designated spouse.  A revocation of a prior election may be made by the Participant with the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  Upon the death of a Participant, if there is no designated beneficiary then living, or if the designation is not effective for any reason, as determined by the Administrator, the

Participant's beneficiary shall be his surviving spouse or, if none, the beneficiary or beneficiaries designated by the

Participant for purposes of the group life insurance maintained by the Corporation.  In the absence of a surviving spouse and a designation under the group life insurance, the beneficiary of the

Participant shall be his surviving children (per stirpes); if none,

his personal representative, if any; and, if none, those persons entitled to his estate under the intestate laws of the state in which the Participant is domiciled at the time of his death.  In no event shall any portion of such death benefit be payable to the

Corporation.

          Section 12.06.  Limits on Contributions.  Allocations

shall be limited to a Participant's Account as follows:

          (a)  The total value of the Annual Addition made on

behalf of any Participant for any Plan Year shall not exceed the lesser of (i) thirty thousand dollars ($30,000), or such other amount as may be permitted under regulations prescribed under

Section 415(d) of the Code or any successor provision, or

(ii) twenty-five percent (25%) of such Participant's Compensation during such Plan Year.

          (b)  In the event that it is determined that the Annual

Addition on behalf of any Participant for any Plan Year is in excess of the limitations contained in this Section 12.06(a), such

Annual Addition shall be reduced as follows to the extent necessary to bring such contribution within the limitations contained herein:

          (1)  Nondeductible Savings in excess of six percent

     (6%) of a Participant's Compensation shall be returned to

     the Participant.

          (2)  To the extent permitted by the Act and the

     regulations promulgated thereunder, Supplemental

     Contributions shall be converted to Nondeductible

     Savings.

          (3)  To the extent permitted by the Act and the

     regulations promulgated thereunder, Basic Savings shall

     be converted to Nondeductible Savings.

          (4)  Corporation Security Contributions shall be

     allocated to Accounts of remaining Participants in

     proportion to their Compensation for the Plan Year to the

     extent no other limitations are exceeded.

          (5)  All remaining excess amounts shall be allocated

     to a suspense account in accordance with the following

     rules:

               a.   No Corporation contributions may be

          made at any time when the allocation thereof

          would be precluded by Section 415 of the Code;

               b.   Investment gains and losses and

          other income are not allocated to the suspense

          account;

               c.   Suspense account amounts are

          allocated as of the end of each Plan Year

          until the suspense account is exhausted.

          In the event of Plan termination, such suspense

     account shall revert to the Corporation to the extent it

     may not then be allocated to any Participant's Account.

          Section 12.07.  Combined Limitations.

          (a)  Notwithstanding any other provision of this Plan,

and as required by the Act, if any Participant is, or was, covered under a defined benefit plan and a defined contribution plan maintained by the Corporation or an Affiliated Company, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Plan Year

(which shall also be the limitation year).

          (b)  The defined benefit plan fraction is a fraction, the

numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not

terminated) maintained by the Corporation or an Affiliated Company,

and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section 415(b)(1)(a) of the Code in effect for the Plan Year or (ii) 1.4 times the Participant's average

compensation for the three (3) consecutive years that produces the highest average.  "Projected annual benefit" means the annual benefit to which the Participant would be entitled under the terms of the Plan, if the Participant continued employment until normal retirement age (or actual age, if later) and the Participant's

Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or actual age, if later).

          (c)  The defined contribution plan fraction is a

fraction, the numerator of which is the sum of the annual additions to the Participant's account under all defined contribution plans maintained by the Corporation or an Affiliated Company (whether or not terminated) for the current and all prior Plan Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporation or an Affiliated Company: (i) 1.25 times the dollar limitation in effect under Section 415(c)(1)(a) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(1)(b) of the Code.

          (d)  If, in any Plan Year, the sum of the defined benefit

plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accrual under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

                          ARTICLE XIII

                         TOP-HEAVY RULES


          Section 13.01.  Purpose.  The purpose of this

Article XIII of the Plan is to comply with the special rules applicable to "top-heavy" plans contained in Section 416 of the

Code, as added by Section 240 of the Tax Equity and Fiscal

Responsibility Act of 1982, and the appropriate Regulations issued thereunder, including Proposed Reg. Section 1.416-1 and successor

Regulations.  The rules set forth in this Article XIII shall be operative if the Plan is, or becomes, "top-heavy" within the meaning of Section 416 of the Code and the Regulations thereunder.

In the event that by statutory repeal or amendment, or regulatory change or ruling by the Internal Revenue Service, any of the limitations or restrictions of this Article XIII are no longer necessary in order for the Plan to meet the requirements of

Section 416 of the Code or other applicable provisions of the Code then in effect, such limitations or restrictions shall immediately become null and void and shall no longer apply without the

necessity of further amendment to the Plan.  The rules contained in this Article XIII shall, except otherwise specifically noted, be effective January 1, 1984.

         Section 13.02.  Definitions.  For purposes of this

Article XIII only, the following terms shall have the meanings set forth below:

          (a)  "Compensation Limitation" means the annual

Compensation of an Employee up to, but not exceeding $200,000,

subject to certain cost-of-living adjustments of the Secretary of the Treasury, as provided in Section 416(d) of the Code.

          (b)  "Determination Date" means, as to any Plan Year, the

last day of any preceding Plan Year or, in the case of the first

Plan Year, the last day of such Plan Year.

          (c)  "Key Employee" means any Employee, or former

Employee, or Beneficiary of either, who at any time during the Plan

Year or the four preceding Plan Years, is:

               (1)  an officer of the Employer having an

     annual Compensation greater than the amount determined by

     multiplying 150% of the dollar limitation under

     Section 415(c)(1)(a) of the Code;

               (2)  one of the 10 Employees owning the largest

     interests in the Employer having an annual Compensation

     at least equal to the dollar limitation under

     Section 415(c)(1)(a) of the Code;

               (3)  a 5% owner of the Employer; or

               (4)  a 1% owner of the Employer having

     aggregate annual Compensation of at least $150,000 from

     the Employer and all entities required to be aggregated

     with the Employer under Sections 414(b), (c) and (m) of

     the Code.

          For purposes of subparagraphs (2), (3) and (4), owners of

the Employer shall include those considered as owners within the meaning of Section 318 of the Code. In identifying the top 10

Employee owners under Subsection 13.02(c)(2), only owners of greater than a one-half percent (1/2%) interest in the Employer will be considered, and if several Employees have equal ownership interests, those Employees with higher Compensation shall be treated as having a greater ownership interest.  The determination of who is a Key Employee shall be made in accordance with

Section 416(i) of the Code and the Regulations thereunder, the provisions of which are incorporated herein by reference.

          (d)  "Non-Key Employee" means any Employee other than a

Key Employee, and shall include any former Key Employee.

          (e)  "Valuation Date" means the most recent Valuation

Date occurring within the 12-month period ending on the

Determination Date.

          (f)  "Employer" means the Corporation.

          (g)  "Employee" means an Eligible Employee.

          Section 13.03.  Determination of Whether Plan Is "Top-

Heavy".  The Plan will be deemed to be "top-heavy" in any Plan Year if, as of the Determination Date, the sum of the present value of accrued benefits of Key Employees exceeds 60% of the sum of the present value of accrued benefits of all Participants, excluding former Key Employees.  As used in this Section 13.03, the present value of accrued benefits includes the amount attributable to

Company Contributions and Employee Contributions allocated to the individual accounts of Participants and former Participants. The determination of whether the Plan is "topheavy" and the extent to which distributions, rollovers, and transfers are taken into account in such calculation shall be made in accordance with

Section 416 of the Code and the regulations thereunder which are herein incorporated by reference.  Deductible employee

contributions will not be taken into account in determining whether the Plan is "top-heavy".  Furthermore with respect to Plan Years beginning after December 31, 1984, a former Participant's account balance is to be disregarded in determining whether the Plan is

"top-heavy", unless the Participant performed any services for the

Employer within the 5 year period ending on the Determination Date.

          Section 13.04.  Aggregation Group of Employer Plans.  All

corporations and businesses that are aggregated under Sections

414(b), (c) and (m) of the Code with the Employer must be

considered with the Employer for the purposes of determining whether the Plan is "top-heavy".  All plans of the Employer in which a Key Employee participates, and each other stock bonus,

pension or profit sharing plan, if any, of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, will be aggregated as a required aggregation group within the meaning of

Section 416(g) of the Code.  Each plan in the required aggregation group will be "top-heavy" if the group is "top-heavy", and no plan in the group will be "top-heavy" if the group is not "top-heavy".

          In addition, the Employer may elect to include as part of

the permissive aggregation group under Section 416(g) of the Code any plans that are not part of a required aggregation group but that satisfy the requirements of Sections 401(a)(4) and 410 of the

Code when considered together with the plans constituting the required aggregation group.  If the permissive aggregation group is

"top-heavy", only those plans which are part of the required aggregation group will be subject to the additional requirements applicable to "top-heavy" plans as herein provided.

          Section 13.05.  Special Minimum Contribution and Minimum

Vesting, and Compensation Limitation, Becoming Operative in the

Event the Plan Becomes "Top-Heavy".  In the event that the Plan shall be determined to be "top-heavy" as to any Plan Year, the following special vesting and minimum contribution requirements,

and Compensation Limitation, shall become operative for such Plan

Year:

          (a)  Notwithstanding Sections 6.03 and 7.03 of the Plan,

the following vesting schedule shall, to the extent it results in more rapid vesting than provided for in Sections 6.03 and 7.03,

apply to any Participant hereunder, as provided in Section 416 of the Code:

                              Nonforfeitable Percentage
     Years of Service         of Accrued Benefit


          2                              20%
          3                              40%
          4                              60%
          5                              80%
          6 or more                     100%

          (b)  Minimum Contributions.  The Employer contributions

and forfeitures allocated to the accounts under the Plan of a

Non-Key Employee for each Plan Year in which the Plan is "topheavy"

shall equal the lesser of (i) 3% of the Participant's Compensation for such Plan Year and (ii) the largest percentage of his

Compensation, subject to the Compensation Limitation, allocated to the accounts of a Key Employee under the Plan for that Plan Year.

For Plan Years beginning after December 31, 1984, any Participant's elective contributions under Section 401(k) of the Code will be treated as Employer contributions for the purposes of the minimum contributions requirements.

          All Participants who have not terminated employment as of

the last day of the Plan Year must receive the minimum

contribution.  Employees who (i) failed to complete 1,000 Hours of

Service during the Plan Year, (ii) declined to make mandatory contributions to the Plan or (iii) would have been excluded from the Plan because their compensation is less than a stated amount, must nevertheless be considered Participants for purposes of the minimum contribution in this Section 13.05(b) if such Employees are required to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code.  The minimum contribution is determined without regard to any Social

Security contributions.

          (c)  Compensation Limitation.  The annual Compensation of

each Participant taken into account under the Plan shall not exceed the Compensation Limitation.

          (d)  In the event that the Employer maintains a defined

benefit plan and this Plan, both of which are top heavy in any Plan

Year, all Participants entitled to a Minimum Contribution under

Subsection 13.05(b) shall receive, in lieu of and in place of the

Minimum Contribution in Subsection 13.05(b) a Minimum Contribution

of five per cent of his or her Compensation for such Plan Year and benefits under this Plan shall be used to offset the minimum benefit to be provided under the defined benefit plan if such defined benefit plan so provides.

          (e)  In the event that the Non-Key Employee is covered

only under this Plan and under no other plan, an amount equal to 4%

of the Non-Key Employee's Compensation for such top heavy Plan Year shall be allocated to his or her Account in lieu of the Minimum

Contribution otherwise provided under Subsection 13.05(b).

          Section 13.06.  Pre-"Top-Heavy" Plan Terminated

Participant. This Article XIII shall not apply to any Participant who does not complete an Hour of Service after the Plan becomes

"top-heavy".

          Section 13.07.  Special "Top-Heavy" Reduction in Combined

Benefit and Contribution Limitation.  In the event that the Plan shall be determined to be "top-heavy" in any Plan Year, the

multiple applicable to the dollar limitation in the denominator of the defined benefit fraction described in Section 12.07(b) of the

Plan and the multiple applicable to the dollar limitation in the denominator of the defined contribution fraction described in

Section 12.07(c) of the Plan shall be one (1) rather than 1.25;

provided, however, that this Section 13.07 of the Plan shall not apply in the event that the Plan is not a "super top-heavy" plan as defined in Section 13.10(a) of the Plan and each participant who is a Non-Key Employee shall receive the minimum contribution set forth in paragraph (b) of Section 13.05 of the Plan, except that the multiple in subparagraph (i) of paragraph (b) of Section 13.05 shall be 4% rather than 3%.

          Section 13.08.  Termination of "Top-Heavy" Status.  In

the event that the Plan shall be "top-heavy" within the meaning of

Section 416 of the Code for any Plan Year, and in a subsequent Plan

Year the Plan shall cease to be "top-heavy", the special

"top-heavy" vesting, minimum contribution and Compensation

Limitation rules shall cease to apply with respect to any Plan

Year for which the Plan is not "top-heavy"; provided, however, that in no event shall a reduction in a Participant's nonforfeitable percentage occur by reason of a change in the Plan's status.

          Section 13.09.  Multiple "Top-Heavy" Plans.  In the event

that a Participant in the Plan is also participating in a defined benefit plan maintained by the Employer or an affiliated employer during a Plan Year in which both the Plan and such defined benefit plan are "top-heavy", the Participant shall receive the minimum accrued benefit under the defined benefit plan rather than the minimum contribution provided for in this Plan.

          Section 13.10.  Effect of the Plan Becoming "Super Top-

Heavy".

          (a)  The Plan shall be deemed to be "super top-heavy" if,

as of the most recent Valuation Date, the sum of the present value of accrued benefits for Key Employees is more than 90~ of the sum of the present value of accrued benefits for all Employees,

excluding former Key Employees.

          (b)  In the event that the Plan shall be determined to be

"super top-heavy" in any Plan Year, the multiple applicable to the dollar limitation in the denominator of the defined benefit

fraction described in Section 12.07(b) of the Plan and the multiple applicable to the dollar limitation in the denominator of the defined contribution fraction described in Section 12.07(c) of the

Plan shall be one (1) rather than 1.25.

                           ARTICLE XIV

                          MISCELLANEOUS



          Section 14.01.  Alienation.  The income and principal of

the Plan are for the sole use and benefit of the Participants and beneficiaries of the Plan, and, to the extent permitted by law,

shall be free, clear, and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now

contracted or which may hereafter be contracted, and from all claims and liabilities now or hereafter incurred by any Participant or beneficiary.  Other than as permitted by the Act, and as

expressly set forth in the Plan, no contributions made by the

Corporation to the Contract Fund under the Plan shall at any time revert to the Corporation.  No Participant or beneficiary of a

Participant under this Plan shall have the right to commute,

withdraw, surrender, encumber, alienate or assign any of the income or principal of the Contract Fund or any of the benefits to become due unto any person or persons under the Contract Fund or the Plan except as specifically provided by the terms of the Contract Fund or the Plan.  The limitations contained in this Section 14.01 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a

domestic relations order unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code, or is a domestic relations order entered before

January 1, 1985.

          Section 14.02.  Extent of Participant's Rights.  At the

time of withdrawal by a Participant or distribution, he shall be entitled to receive cash as stated in Article XI.  The Corporation does not guarantee that the current market value of any security or other investment will be equal to the purchase price thereof or that the total amount withdrawable in cash will be equal to or greater than the amount of the Participant's contributions to the

Plan.

          Section 14.03.  Rollover Contributions.  With the

permission of the Administrator and without regard to any limits on

Annual Additions stated in Sections 13.06 and 13.07, the Plan may receive from an otherwise Eligible Employee (whether or not he has completed six (6) Months of Service) any cash theretofore received by such employee from a qualified plan, either directly within sixty (60) days after such receipt, or from any individual

retirement account, provided that such account contains no assets other than-those attributable to employer contributions under qualified plans.  Such rollover contributions shall be credited to a fully vested account for such employee, and will be part of the

Withdrawable Portion of the Savings Part.  Such rollover

contribution shall not be matched by Corporation Contributions.

The Administrator, in its discretion, (i) may separately account for such rollover contributions and earnings, gains and losses thereon and (ii), upon distribution, may require a form of

distribution thereof which would be consistent with the provisions of Section 401(a)(11) and the regulations promulgated thereunder as such may be in effect at the time of such distribution.

          Section 14.04.  Merger.  In the case of any merger or

consolidation of the Plan, with, or transfer of assets or

liabilities respecting the Plan to, any other plan, each

Participant or beneficiary in the Plan shall (if the Plan had then terminated) receive a benefit hereunder immediately after such merger, consolidation or transfer which is no less than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then

terminated).

          Section 14.05.  Amendment and Termination.

          (a)  The Board reserves the right, without obtaining the

approval of the shareholders, to amend, modify, suspend or

terminate the Plan.  No amendment, modification, suspension, or termination of the Plan shall have the effect of providing that the funds held or invested pursuant to Article VIII, or the income thereof, may be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries and defraying the reasonable expenses of administering the Plan or the effect of reducing or restricting, directly or indirectly, the accrued benefit of any Participant unless the amendment satisfies the requirements of Section 412(c)(8) of the Code.  The Corporation

retains the right to amend the Plan at any time retroactively in effect if necessary to qualify the Plan under Section 401(a) of the

Code or corresponding provisions of any subsequent revenue law.

          (b)  In the event that the Plan shall be partially or

completely terminated or the Corporation shall permanently

discontinue making contributions under the Plan, all amounts then credited to the accounts of the affected Participants shall

immediately be fully vested and nonforfeitable.  After the making of proper governmental notification, the Board shall thereupon direct either (i) that the Insurance Company continue to hold the

Plan assets in accordance with the provisions of this Plan (other than provisions related to forfeiture) without regard to such termination until all funds in such accounts have been distributed in accordance with such provisions, or (ii) that the Insurance

Company immediately distribute to each affected Participant all amounts then credited to his account as a lump sum in cash or other property.

          Section 14.06.  Applicable Law.  The Plan, Insurance

Contract and Trust hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania except to the extent that the laws of the Commonwealth of

Pennsylvania have been specifically pre-empted by the Act or other federal legislation.

          Section 14.07.  Incapacity of Recipient of Benefits.  If

any person entitled to receive benefits shall be physically or mentally incapable of receiving or acknowledging receipt of any payment of benefits, the Insurance Company or Trust, upon the receipt of satisfactory evidence that such incapacitated person is so incapacitated and that another person or institution is

maintaining him and that no guardian or committee has been

appointed for him, may provide for such payment of benefits

hereunder to such person or institution so maintaining him, and any such payments so made shall be deemed for every purpose to have been made to such incapacitated person.

          Section 14.08.  Merger, Consolidation or Discontinuance

Involving Employer.  In the event that the Employer shall at any time become insolvent, or in the event of the dissolution of, or a merger or consolidation involving, the Employer, without any provision being made for the continuance of the Plan, the Plan and the Insurance Contract and Trust thereunder shall terminate and the

Plan Administrator shall proceed in the manner provided herein in the event of a termination of the Plan.  In the event of a

dissolution, merger or consolidation involving the Employer,

provisions may be made by the Employer's successor, if any, for the continuance of the Plan.  In such event, said successor shall be substituted hereunder in place of the Employer by proper corporate action of such successor.

          Section 14.09.  Liability of Officers and Directors of

the Employer.  Subject to the provisions of the Act, no past,

present or future officer or director of the Employer shall be personally liable to any Participant, beneficiary or other person under any provision of the Plan or Insurance Contract.

          Section 14.10.  Indemnification of Fiduciaries.  To the

extent permitted by the Act and regulations issued thereunder, the

Employer shall indemnify and hold harmless all fiduciaries of the

Plan, as defined in the Act, who are employees of the Employer, and defend the same, against any and all claims or liabilities which may be asserted against any of them by reason of any action or omission in the administration of the Plan, except in the case of any fraud or willful wrongdoing.

          Section 14.11.  Service of Process.  The Plan

Administrator is the designated agent of the Plan for the service of process in connection with all matters affecting the Plan.